UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

ONCOMED PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35993	38-3572512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 995-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

OncoMed Pharmaceuticals, Inc. (the “Company”) previously announced that rosmantuzumab (anti-RSPO3, OMP-131R10) had failed to provide compelling evidence of clinical benefit in a Phase 1a/b clinical trial in patients with solid tumors and that the Company was discussing next steps for the program with its partner Celgene Corporation (“Celgene”). On October 15, 2018, Celgene notified the Company of its decision not to exercise its option to license rosmantuzumab and subsequently terminated the companies’ collaboration agreement with respect to rosmantuzumab, effective February 12, 2019. The Company will retain worldwide rights to rosmantuzumab upon termination. Celgene continues to retain its option under the collaboration agreement to license etigilimab (anti-TIGIT, OMP-313M32).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2018	ONCOMED PHARMACEUTICALS, INC.

	By:	/s/ Alicia J. Hager
Alicia J. Hager, J.D., Ph.D. Senior Vice President and General Counsel